Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of EQT Midstream Partners, LP:

•                  Registration Statement No. 333-182460 on Form S-8 pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan; and

•                  Registration Statement No. 333- 189719 on Form S-3 pertaining to the registration of Common Units Representing Limited Partner Interests and Debt Securities.

of our report dated  April 24, 2014, with respect to the financial statements of Jupiter Gathering System, which appear in this Current Report (Form 8-K), filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

April 30, 2014